Exhibit 99.7

LETTER TO CLIENTS

Offer by

SPARTAN MERGER SUB 1, INC.,

an indirect wholly owned subsidiary of

UNITEDHEALTH GROUP INCORPORATED,

to exchange each outstanding share of common stock of

SURGICAL CARE AFFILIATES, INC.

for

$11.40 in cash

and

$45.60 in the fair market value of shares of the common stock of UnitedHealth Group Incorporated

(subject to an increase in cash and proportional decrease in fair market value of shares of the common stock of UnitedHealth Group Incorporated, and to the other terms and conditions described in the prospectus/offer to exchange and the accompanying letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON TUESDAY, MARCH 21, 2017, UNLESS EARLIER EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

February 21, 2017

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Spartan Merger Sub 1, Inc. (the “Offeror”), an indirect wholly owned subsidiary of UnitedHealth Group Incorporated (“UnitedHealth Group”), to exchange, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and letter of transmittal, together with any amendments or supplements thereto (such offer to exchange, the “offer”), for each issued and outstanding share of common stock, of Surgical Care Affiliates, Inc. (“SCA”), par value $0.01 per share (the “SCA common stock”):

•	$11.40 in cash, without interest and less any applicable withholding taxes (the “default cash consideration”); and

•	a number of shares of UnitedHealth Group common stock, par value $0.01 per share, equal to the amount obtained by dividing $45.60 by the volume weighted average of the closing sale prices per share of UnitedHealth Group common stock on the New York Stock Exchange (the “NYSE”), as reported in the New York City edition of The Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the final expiration date of the offer, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes (the “default stock consideration”).

In lieu of delivering the default cash consideration and default stock consideration, UnitedHealth Group may, by providing written notice to SCA no later than 5:00 p.m., New York City time, on the tenth business day prior to the final expiration date of the offer, deliver (i) an amount in cash greater than the default cash consideration and not to exceed $27.93 per share of SCA common stock, without interest and less any applicable withholding taxes (such cash consideration, including as it may be increased at UnitedHealth Group’s election, the “applicable cash consideration”), and (ii) a number of shares of UnitedHealth Group common stock equal to (a) $57.00 minus the applicable cash consideration, divided by (b) the volume weighted average of the closing sale prices per share of UnitedHealth Group common stock on the NYSE, as reported in the New York City edition of The Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the final expiration date of the offer, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes.

We (or our nominees) are the holder of record of shares of SCA common stock held by us for your account. A tender of such shares of SCA common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of SCA common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of SCA common stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of SCA common stock.

If you wish to have us tender any or all of your shares of SCA common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of SCA common stock, all such shares of SCA common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Spartan Merger Sub 1, Inc. (the “Offeror”), an indirect wholly owned subsidiary of UnitedHealth Group, Inc. (“UnitedHealth Group”), to exchange, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and letter of transmittal, together with any amendments or supplements thereto (such offer to exchange, the “offer”), for each issued and outstanding share of common stock, par value $0.01 per share, of Surgical Care Affiliates, Inc. (“SCA”), par value $0.01 per share (the “SCA common stock”):

•	$11.40 in cash, without interest and less any applicable withholding taxes (the “default cash consideration”); and

•	a number of shares of UnitedHealth Group common stock, par value $0.01 per share, equal to the amount obtained by dividing $45.60 by the volume weighted average of the closing sale prices per share of UnitedHealth Group common stock on the New York Stock Exchange (the “NYSE”), as reported in the New York City edition of The Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the final expiration date of the offer, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes (the “default stock consideration”).

In lieu of delivering the default cash consideration and default stock consideration, UnitedHealth Group may, by providing written notice to SCA no later than 5:00 p.m., New York City time, on the tenth business day prior to the final expiration date of the offer, deliver (i) an amount in cash greater than the default cash consideration and not to exceed $27.93 per share of SCA common stock, without interest and less any applicable withholding taxes (such cash consideration, including as it may be increased at UnitedHealth Group’s election, the “applicable cash consideration”), and (ii) a number of shares of UnitedHealth Group common stock equal to (a) $57.00 minus the applicable cash consideration, divided by (b) the volume weighted average of the closing sale prices per share of UnitedHealth Group common stock on the NYSE, as reported in the New York City edition of The Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the final expiration date of the offer, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes.

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of SCA common stock:

☐	CHECK HERE TO TENDER ALL SHARES

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of SCA common stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES: SHARES*

*	If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of SCA common stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated:                                 , 2017

(Signature(s))

Please Print Name(s)

Address(es):

(Zip Code)

Area code and telephone number(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, UNITEDHEALTH GROUP, THE OFFEROR OR SCA.